Exhibit 10.26

BOISE CASCADE CORPORATION

2001 KEY EXECUTIVE DEFERRED COMPENSATION PLAN

(As Amended Through January 1, 2002)

            1.      Purpose of the Plan. The purpose of the Boise Cascade Corporation 2001 Key Executive Deferred Compensation Plan (the "Plan") is to further the growth and development of Boise Cascade Corporation (the "Company") by providing a select group of senior management and highly compensated employees of the Company and its subsidiaries the opportunity to defer a portion of their cash compensation and thereby encourage their productive efforts on behalf of the Company. The Plan is also intended to provide Participants with an opportunity to supplement their retirement income through deferral of current compensation. The Plan is an unfunded plan.

            2.      Definitions.

                      2.1      Bonus. The payout amount earned by a Participant under one of the Company's Key Executive Performance Plans or Retention Incentive Plans.

                      2.2      Change in Control. A Change in Control shall be deemed to have occurred if:

                                 (a)      Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; provided, however, if such Person acquires securities directly from the Company, such securities shall not be included unless such Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 20% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities, and provided further that any acquisition of securities by any Person in connection with a transaction described in Subsection 2.2(c)(i) shall not be deemed to be a Change in Control of the Company; or

                                 (b)      The following individuals cease for any reason to constitute at least 66 2/3% of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least 2/3rds of the directors then still in office who either were directors on the date hereof or whose appointment, election, or nomination for election was previously so approved (the "Continuing Directors"); or

                                 (c)      The consummation of a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) with any other corporation other than (i) a merger or consolidation which would result in both (a) continuing directors continuing to constitute at least 66 2/3% of the number of directors of the combined entity immediately following consummation of such merger or consolidation and (b) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; provided, however, if such Person acquires securities directly from the Company, such securities shall not be included unless such Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 20% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities, and provided further that any acquisition of securities by any Person in connection with a transaction described in Subsection 2.2(c)(i) shall not be deemed to be a Change in Control of the Company; or

                                 (d)      The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 66 2/3% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                                 (e)      For purposes of this Section and Section 2.12, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                 (f)      For purposes of this Section and Section 2.12, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                      2.3      Compensation. A Participant's Salary and Bonus. Compensation (either Salary or Bonus) shall not include any amounts paid by the Company to a Participant that are not strictly in consideration for personal services, such as expense reimbursement, cost-of-living allowance, education allowance, premium on excess group life insurance, or any Company contribution to the Pension Plan or any savings or 401(k) plan sponsored by the Company; the fact that an amount constitutes taxable income to the Participant shall not be controlling for this purpose. Compensation shall not include any taxable income realized by, or payments made to, an employee as a result of the grant or exercise of an option to acquire stock of the Company or as a result of the disposition of such stock, and shall not include compensation resulting from any stock option, stock bonus, restricted stock, phantom stock, or similar long-term incentive plan.

                      2.4      Competitor. Any business, foreign or domestic, which is engaged, at any time relevant to the provisions of this Plan, in the manufacture, sale, or distribution of products, or in the providing of services, in competition with products manufactured, sold, or distributed, or services provided, by the Company or any subsidiary, partnership, or joint venture of the Company. The determination of whether a business is a Competitor shall be made by the Company's General Counsel, in his or her sole discretion.

                      2.5      Deferred Account. The record maintained by the Company for each Participant of the cumulative amount of (a) account balances accumulated under other deferred compensation plans or programs of the Company which are merged into this Plan, as listed in Appendix A, (b) Compensation deferred pursuant to this Plan, (c) the amount of any Company matching allocation, and (d) imputed gains or losses on those amounts accrued as provided in Sections 4.8 and 4.9.

                      2.6      Deferred Compensation Agreement. Collectively, the written agreements between a Participant and the Company in substantially the form set forth in Appendix B, whereby a Participant irrevocably agrees to defer a portion of his or her Salary and/or Bonus (a Deferral Election Agreement) and the Company agrees to make benefit payments in accordance with the provisions of the Plan (a Distribution Election Agreement).

                      2.7      Deferred Compensation and Benefits Trust. The irrevocable trust (the "DCB Trust") established by the Company with an independent trustee for the benefit of persons entitled to receive payments or benefits hereunder, the assets of which will be subject to claims of the Company's creditors in the event of bankruptcy or insolvency.

                      2.8      Executive Officer. Executive Officers of the Company required to be identified as such in the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

                      2.9      Investment Account. Any of the accounts identified by the Company from time to time, described in Exhibit A, to which Participants may allocate all or any portion of their Deferred Accounts for purposes of determining the gains or losses to be assigned to the Deferred Accounts.

                      2.10     Participant. A Key Executive (as defined in Section 4.1) who has entered into a written Deferred Compensation Agreement with the Company in accordance with the provisions of the Plan.

                      2.11     Pension Plan. The Boise Cascade Corporation Pension Plan for Salaried Employees, as amended from time to time.

                      2.12     Potential Change in Control. A Potential Change in Control shall be deemed to have occurred if (a) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company; (b) the Company or any Person publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Company; (c) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 9.5% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; unless that Person has filed a schedule under Section 13 of the Securities Exchange Act of 1934 and the rules and regulations promulgated under Section 13, and that schedule (including any and all amendments) indicates that the Person has no intention to (i) control or influence the management or policies of the Company, or (ii) take any action inconsistent with a lack of intention to control or influence the management or policies of the Company; or (d) the Board adopts a resolution to the effect that a Potential Change in Control of the Company has occurred.

                      2.13     Rule of 70. The attainment by a Participant of a number of Years of Service and age which, when added together, equal or exceed 70.

                      2.14     Salary. A Participant's salary, commission, and other payments for personal services rendered by a Participant to the Company during a calendar year, determined prior to giving effect to any deferral election under this Plan or any incentive compensation plan sponsored by the Company.

                      2.15     Stock Unit. A notional account unit equal in value to one share of the Company's common stock.

                      2.16     Termination. The Participant's ceasing to be employed by the Company for any reason whatsoever, whether voluntarily or involuntarily, including by reason of early retirement, normal retirement, death or disability, provided that transfer from the Company to a subsidiary or vice versa shall not be deemed a Termination for purposes of this Plan.

                      2.17     Year of Service. A Year of Service as accumulated under the Pension Plan.

            3.      Administration and Interpretation. The Company, acting through its senior human resources officer or his or her delegates, shall have final discretion, responsibility, and authority to administer and interpret the Plan. This includes the discretion and authority to determine all questions of fact, eligibility, or benefits relating to the Plan. The Company may also adopt any rules it deems necessary to administer the Plan. The Company's responsibilities for administration and interpretation of the Plan shall be exercised by Company employees who have been assigned those responsibilities by the Company's management. Any Company employee exercising responsibilities relating to the Plan in accordance with this section shall be deemed to have been delegated the discretionary authority vested in the Company with respect to those responsibilities, unless limited in writing by the Company. Any Participant may appeal any action or decision of these employees to the Company's senior human resources officer. Claims for benefits under the Plan and appeals of claim denials shall be in accordance with Sections 10 and 11. Any interpretation by the Company's senior human resources officer shall be final and binding on the Participants.

            4.      Participant Deferral and Distribution Elections.

                      4.1      Eligibility. The Company shall identify those employees of the Company or any of its subsidiaries, including Executive Officers, who are eligible to participate in this Plan ("Key Executives"). Eligibility to participate in the Plan is entirely at the discretion of the Company and shall be limited to a select group of senior management or highly compensated employees. Eligibility to participate in this Plan for any calendar year shall not confer the right to participate during any subsequent year.

                      4.2      Execution of Agreement. A Key Executive who wishes to participate in the Plan must execute a Deferred Compensation Agreement(s) either (a) for newly eligible individuals, within 30 days after first becoming eligible to participate in the Plan to defer Salary and/or Bonus to be earned during the remainder of that calendar year and subsequent years, or (b) prior to January 1 of the first calendar year for which the Deferred Compensation Agreement(s) will be effective. Participants shall make separate elections with respect to deferrals of Salary and Bonus.

                      4.3      Deferral Election. Within limits established by the Company, each Key Executive shall have the opportunity to elect the amount of his or her Salary and/or Bonus to be paid in calendar years subsequent to the date of election, which will be deferred in accordance with this Plan. The Compensation otherwise paid to a Participant during each calendar year beginning after the date of the deferral election shall be reduced by the amount elected to be deferred. Elections to defer Compensation are irrevocable except as otherwise provided in this Plan. The amount of Salary and/or Bonus to be deferred will be specified in the Deferred Compensation Agreement(s), must be at least 6% of the Participant's Compensation, and will be limited to specified maximum percentages of the Participant's Compensation.

                      4.4      Change of Deferral Election.

                                 (a)      A Participant who wishes to change an election to defer Compensation may do so at any time by notifying the Company's Manager of Salaried and Executive Compensation in writing prior to January 1 of the year for which the change in election is to be effective.

                                 (b)      A Participant who wishes to change an election to defer Compensation after January 1 of any calendar year for which the change in election is to be effective must submit a written request to the Company's Manager of Salaried and Executive Compensation to revoke his or her deferral election. The request must state why the Participant believes he or she should be permitted to revoke the prior election. Requests will be reviewed as soon as administratively feasible and, if a change is permitted, the change will be effective for all remaining pay periods following the date of the determination.

                      4.5      Distribution Election. At the time a Participant elects to defer Compensation under Section 4.3, he or she shall elect a distribution option for the Compensation so deferred, including gains or losses thereon, as specified in the Deferred Compensation Agreement. The distribution election shall apply to all amounts attributable to the Participant's Deferred Account under this Plan, including amounts previously deferred under plans listed under Appendix A which have been merged into this Plan. Elections regarding distribution of Deferred Accounts under this Plan are irrevocable except as otherwise provided in this Plan.

                      4.6      Change of Distribution Election. Participants who are actively employed by the Company or its subsidiaries, or who have terminated employment as described in Sections 5.2.2 or 5.2.3, may request, in writing, a change in their distribution election. The changed distribution election must be one of the distribution options in the original Deferred Compensation Agreement. The Company must receive the request by the earlier of (a) January 1 of the year benefits are first scheduled to be paid, or (b) 30 days before the first date benefits are scheduled to be paid. The request shall be approved or denied at the Company's sole discretion. No change will be permitted that would allow a payment to be made earlier than originally elected in the Deferred Compensation Agreement.

                      4.7      Company Matching Contribution. A Participant may elect to have the Company allocate to the Participant's Deferred Account in this Plan an additional amount equal to the Company Matching Contribution that would otherwise be made to the Participant's account in the Savings and Supplemental Retirement Plan (assuming a 6% Participant contribution to that plan). The Company matching contribution will be allocated to the Investment Account to which the Participant's deferrals of Compensation are allocated.

                      4.8      Deferred Account Allocations and Adjustments. The Company shall maintain a record of each Participant's Deferred Account balance and allocations. Each Participant (a) must allocate his or her current deferrals of Compensation to one of the Investment Accounts, and (b) may, from time to time, choose to change the allocation of his or her current deferrals of Compensation to a different Investment Account.

                                 4.8.1      Each Participant's Deferred Account shall be adjusted on a monthly basis to reflect the gains or losses attributable to the Investment Account(s) selected by the Participant. Interest earned will be credited to a Participant's account on the last day of each month. Computation of the gains or losses of the Investment Accounts shall be at the Company's sole discretion.

                                 4.8.2      Participants who are active employees may change the allocation of future deferrals to or from any Investment Account, other than the Stock Unit Account, on any business day, with any change effective as of the first pay period beginning after the date of the change.

                                 4.8.3      A Participant's Deferred Account balance carried forward into this Plan from any plan listed on Appendix A shall be allocated to the Stable Value Account, except that any portion of the Participant's Deferred Account balance which was invested in a notional stock account in the prior plan shall be allocated to the Stock Unit Account. Amounts allocated to the Stock Unit Account under this section shall initially represent a number of Stock Units equal to the number of notional stock units represented in the Participant's deferred account under the prior plan. Thereafter, the Participant's Deferred Account shall be maintained according to the terms of this Plan. For vesting purposes under this Plan, a Participant's Deferred Account shall be deemed to have first been credited with Stock Units on the same date the Participant's account under the prior plan was first credited with Stock Units.

                                 4.8.4      Participants who are active employees, or who are terminated employees under Sections 5.2.2 or 5.2.3, may shift the allocation of all or any portion of their Deferred Account balance among any of the Investment Accounts, other than the Stock Unit Account or the Stable Value Account, on any business day, with any change effective as of the next business day.

                                 4.8.5      Deferred Account balances allocated to the Stable Value Account may not be allocated to any other Investment Account.

                      4.9      Stock Unit Account. Each Participant who is an Executive Officer shall have the opportunity to allocate all or a portion of his or her current deferrals of Compensation to the Stock Unit Account under the terms and conditions set forth in this Section 4.

                                 4.9.1      Each Executive Officer who is a Participant may elect at any time, and from time to time, to have his or her Deferred Account credited with allocated Stock Units, with the elections effective for deferrals of Compensation earned beginning with the first pay period after the Company receives the Participant's valid written election. Under no circumstances, however, may elections to allocate deferred Compensation or Deferred Account balances to the Stock Unit Account be made or changed more frequently than once in any 4-month period. If a Participant timely elects to have his or her Deferred Account credited with Stock Units, then the Participant's Deferred Account shall be credited with the number of Stock Units (on the date on which the Compensation would otherwise have been paid to the Participant), equal to (i) 100% of the amount of such deferred Compensation ("Participant Stock Units"), plus (ii) 25% of the amount of such deferred Compensation ("Company Matching Stock Units"). Each Stock Unit shall have an initial value based on the closing price of the Company's common stock on the New York Stock Exchange ("NYSE") on that date (or, if the common stock is not traded on the NYSE on such date, on the immediately preceding trading day) or another generally accepted pricing standard chosen by the Company. Thereafter, each Stock Unit shall have a value equal to the market value of one share of the Company's common stock. Except as provided in Subsections 4.9.4 or 4.9.5, Stock Units must be held for a minimum of 6 months from the date on which they are first credited to the Participant's account. Participants may not sell, transfer, assign, alienate, or pledge Stock Units.

                                 4.9.2      If a Participant elects to allocate his or her deferrals of Compensation to the Stock Unit Account, then on each dividend payment date for the common stock, additional Stock Units shall be credited to the Participant's Deferred Account ("Dividend Equivalent Stock Units"). Dividend Equivalent Stock Units shall (a) be equal in value to the imputed dividend on each Stock Unit credited to the Participant's account as of the record date for that dividend; (b) be allocated, as appropriate, to either the Participant Stock Units or the Company Matching Stock Units credited to the Participant's Deferred Account; and (c) vest in accordance with the vesting of the underlying Stock Units to which they are allocated.

                                 4.9.3      A Participant shall be fully vested in his or her Participant Stock Units, including allocated Dividend Equivalent Stock Units, at all times. Vesting in Company Matching Stock Units, including allocated Dividend Equivalent Stock Units, shall be as follows: (a) 100% upon the Participant's death, total disability, or retirement (normal or early); (b) 100% upon a Change in Control; (c) 100% upon the Participant's involuntary termination (other than a termination for "Disciplinary Reasons" as that term is used in Corporate Policy 10.2, Termination of Employment) or termination as a direct result of the sale or permanent closure of a facility, operating unit, or division of the Company; or (d) for termination of employment for all other reasons (including voluntary terminations), 20% (cumulative) on each anniversary of the date the Participant's account was first credited with Stock Units under this Plan.

                                 4.9.4      Upon the occurrence of a Potential Change in Control, shares of Common Stock equal to the number of Stock Units in all Participants' Deferred Accounts shall be transferred to the Trustee of the DCB Trust to be held in accordance with the terms of the DCB Trust and this Plan. Upon a Change in Control, all Stock Units credited to a Participant's Deferred Account shall be converted to Stock Units of equivalent value payable in the common stock of the successor entity to the Company, as follows: if the Change in Control involves the merger or sale of the entire Company or a tender offer for all the outstanding Common Stock, conversion shall be at the conversion, sale, or exchange price applicable to the Common Stock in connection with such Change in Control. Shares of Common Stock held by the Trustee shall be converted to shares of common stock of the successor entity (if any) at the same conversion value as described in this subsection. Following a Change in Control and after public disclosure of at least 30 days financial results of the consolidated entity, each Participant may elect, at any time or from time to time, to convert all or any portion of his or her Stock Unit Account to a dollar equivalent and have such amount credited thereafter with the applicable Account Accumulation Rate. If a Participant makes such an election, the Trustee shall sell, into the open market, shares of stock attributable to Stock Units in such Participant's Deferred Account as previously acquired and held pursuant to this subsection, and shall hold, invest, and reinvest the proceeds of such sale in accordance with the terms of the DCB Trust. If the Change in Control does not involve the merger or sale of the entire Company or a tender offer for all the outstanding Common Stock, Stock Units shall be converted to a dollar equivalent at the highest trading price of the Company's Common Stock during the 20-day period immediately preceding the date of the Change in Control and credited to the Investment Account(s) selected by the Participant.

                                 4.9.5      If the Participant's Deferred Account is credited with Stock Units, the Participant shall be paid the value of all vested Stock Units in his or her Deferred Account in accordance with the Participant's election under his or her Deferred Compensation Agreement and in the form of the Company's Common Stock (or, if applicable, in accordance with Subsection 4.9.4). If a Participant's Deferred Account is credited with Stock Units and the Participant terminates employment and is eligible for a distribution, but shares of Common Stock are not then available for distribution, the Company may elect, in its sole discretion, to delay the distribution until shares become available.

            5.      Distributions.

                      5.1      Distributions in General. The Company shall distribute Participants' Deferred Accounts as elected by each Participant in the applicable Deferred Compensation Agreement, except as otherwise provided in this Section 5, or, with respect to Stock Units, as provided in Section 4.9.

                      5.2      Plan Benefits Upon Termination.

                                 5.2.1      Upon Termination for reasons other than death or disability prior to satisfying the Rule of 70 or attaining age 55 with 10 or more Years of Service, the Participant's entire Deferred Account (with the exception of any amounts allocated to the Stock Unit Account) shall be automatically allocated to the Stable Value Investment Account, notwithstanding any elections or allocation decisions previously made by the Participant. In addition, the imputed interest rate on the Participant's Deferred Account shall be adjusted, effective as of the date of Termination, to a rate equal to Moody's. That rate shall apply prospectively from the date of Termination to all undistributed amounts of the Participant's Deferred Account. From and after the date of Termination, the Participant shall have no rights under this Plan to alter the Investment Account to which his or her Deferred Account is allocated, or to request any change in previous distribution election(s). Distributions under this Section 5.2.1 shall be made according to the election specified in the Participant's Deferred Compensation Agreement.

                                 5.2.2      Upon Termination for reasons other than disability, after satisfying the Rule of 70 or attaining age 55 with 10 or more Years of Service, a Participant shall be paid his or her Deferred Account in a lump sum or in equal monthly installments calculated to distribute his or her Deferred Account over a period of not more than 15 years, as elected by the Participant in his or her Deferred Compensation Agreement. Payments shall commence on the date and shall be made in the manner elected by the Participant in the Deferred Compensation Agreement. Unpaid balances under the installment election shall continue to be credited with imputed gains or losses based on the applicable Investment Account. Deferred Account balances allocated to the Stable Value Account under this section shall continue to be credited with imputed interest at Moody's times 130%, consistent with Exhibit A.

                                 5.2.3      If a Participant terminates employment prior to attaining age 65 due to a disability, the Participant may apply to the Company to have his or her account distributed in monthly installments over a 15-year period commencing on the first day of the month following the month in which the Company approves the request, notwithstanding any prior distribution election. The Company may, in its sole discretion, approve or deny the request. Deferred Account balances allocated to the Stable Value Account under this section shall continue to be credited with imputed interest at Moody's times 130%, consistent with Exhibit A.

                      5.3      Service With A Competitor. If a Participant provides services for remuneration to a Competitor following his or her Termination, then notwithstanding anything in this Plan to the contrary, the Participant's entire Deferred Account balance shall be distributed in a single lump sum as soon as administratively feasible.

                      5.4      Hardship Distribution. If serious and unanticipated financial hardship occurs, a Participant may request termination of participation in the Plan and a lump-sum distribution of all or a portion of his or her Deferred Account balance. The Participant shall document, to the Company's satisfaction, that distribution of his or her account is necessary to satisfy an unanticipated, immediate, and serious financial need, and that the Participant does not have access to other funds, including proceeds of any loans, sufficient to satisfy the need. Upon receipt of a request under this Section, the Company may, in its sole discretion, terminate the Participant's involvement in the Plan and distribute all or a portion of the Participant's account balance in a lump sum, to the extent necessary to satisfy the financial need. The Participant shall sign all documentation requested by the Company relating to the distribution. Any Participant whose participation in the Plan terminates under this Section shall not be eligible to participate in any nonqualified deferred compensation plan maintained by the Company for a period of 12 months following the date of the distribution.

                      5.5      Premature Distribution With Penalty. Notwithstanding any provision in this Plan to the contrary, a Participant or beneficiary may, at any time, request in writing a single lump-sum payment of the amount credited to his or her Deferred Account under the Plan. The amount of the payment shall be equal to (a) the Participant's Deferred Account balance under the Plan as of the payment date, reduced by (b) an amount equal to 10% of the Deferred Account balance. This lump-sum payment shall be subject to withholding of federal, state, and other taxes to the extent applicable. The payment shall be made within 30 days of the date on which the Company received the request for the distribution. If a Participant makes a request under this provision, he or she shall not be eligible to participate in any nonqualified deferred compensation plan maintained by the Company, including this Plan, for a period of 12 months after the request. In addition, in such event, any deferred compensation agreement under any nonqualified deferred compensation plan of the Company shall not be effective with respect to Compensation payable to the Participant during that 12-month period.

                      5.6      Distribution Upon Extraordinary Events. If any Participant terminates employment with the Company as a direct result of the sale, closure, or divestiture of a facility, operating division, or reduction in force in connection with any reorganization of the Company's operations or staff, the Participant may request a lump sum distribution of his or her entire Deferred Account balance without penalty. Upon receipt of a request for distribution under this section, the Company may, in its sole discretion, elect whether to approve or deny the request. If the Company approves the request, distribution of the Participant's Deferred Account balance shall occur on or about January 1 of the year following the year during which Termination occurred.

                      5.7      Small Account Distributions. On the date of Termination, if a Participant's Deferred Account balance is less than $7,500, the Company shall promptly distribute the entire Deferred Account balance in a lump sum to the Participant, regardless of Participant's distribution election, and the Participant shall have no further rights or benefits under this Plan.

                      5.8      Distributions Following Participant Death; Designation of Beneficiary. The Company shall make all payments to the Participant, if living. A Participant shall designate a beneficiary by filing a written notice of designation with the Company in such form as the Company may prescribe. If a Participant dies either before benefit payments have commenced under this Plan or after his or her benefits have commenced but before his or her entire Deferred Account has been distributed, his or her designated beneficiary shall receive any benefit payments in accordance with the Deferred Compensation Agreement. If no designation is in effect when any benefits payable under this Plan become due, the beneficiary shall be the spouse of the Participant, or if no spouse is then living, the Participant's estate.

            6.      Miscellaneous.

                      6.1      Assignability. A Participant's rights and interests under the Plan may not be assigned or transferred except, in the event of the Participant's death, as described in Section 5.8.

                      6.2      Taxes. The Company shall deduct from all payments made under this Plan all applicable federal or state taxes required by law to be withheld.

                      6.3      Construction. To the extent not preempted by federal law, the Plan shall be construed according to the laws of the state of Idaho.

                      6.4      Form of Communication. Any election, application, claim, notice, or other communication required or permitted to be made by a Participant to the Company shall be made in writing and in such form as the Company may prescribe. Such communication shall be effective upon receipt by the Company's Manager of Salaried and Executive Compensation at 1111 West Jefferson Street, P.O. Box 50, Boise, Idaho 83728-0001.

                      6.5      Service Providers. The Company may, in its sole discretion, retain one or more independent entities to provide services to the Company in connection with the operation and administration of the Plan. Except as may be specifically delegated or assigned to any such entity in writing, the Company shall retain all discretionary authority under this Plan. No Participant or other person shall be a third party beneficiary with respect to, or have any rights or recourse under, any contractual arrangement between the Company and any such service provider.

            7.      Amendment and Termination. The Company, acting through its board of directors or any duly authorized committee thereof, may, at its sole discretion, amend or terminate the Plan at any time, provided that the amendment or termination shall not adversely affect the vested or accrued rights or benefits of any Participant without the Participant's prior consent.

            8.      Unsecured General Creditor. Except as provided in Section 9, Participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in any property or assets of the Company. The assets of the Company shall not be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all Company assets shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be an unfunded and unsecured promise of the Company to pay money in the future.

            9.      Deferred Compensation and Benefits Trust. Upon the occurrence of any Potential Change in Control, the Company shall transfer to the DCB Trust an amount of cash, marketable securities, or other property acceptable to the trustee equal in value to 105% of the amount necessary, on an actuarial basis and calculated in accordance with the terms of the DCB Trust, to pay the Company's obligations with respect to Deferred Accounts under this Plan (the "Funding Amount"); provided, however, the company shall transfer shares of its common stock equal in number to the number of Stock Units credited to Participants under Section 4.8 in lieu of transferring cash or other property to satisfy its funding obligations under this Section 9. The cash, marketable securities, and other property so transferred shall be held, managed, and disbursed by the trustee subject to and in accordance with the terms of the DCB Trust. In addition, from time to time, the Company shall make any and all additional transfers of cash, marketable securities, or other property acceptable to the trustee as may be necessary in order to maintain the Funding Amount with respect to this Plan.

                                 Upon a Change in Control, the assets of the DCB Trust shall be used to pay benefits under this Plan, except to the extent the Company pays such benefits. The Company and any successor shall continue to be liable for the ultimate payment of those benefits.

            10.     Claims Procedure.

                      10.1     In General. Claims for benefits under the Plan, other than claims for disability benefits under Section 5.2.3, shall be filed in writing, within 90 days after the event giving rise to a claim, with the Company's Compensation Manager, who shall have absolute discretion to interpret and apply the Plan, evaluate the facts and circumstances, and make a determination with respect to the claim in the name and on behalf of the Company. The claim shall include a statement of all facts the Participant believes relevant to the claim and copies of all documents, materials, or other evidence that the Participant believes relevant to the claim. Written notice of the disposition of a claim shall be furnished to the Participant within 90 days after the application is filed. This 90-day period may be extended an additional 90 days for special circumstances by the Compensation Manager, in his or her sole discretion, by providing written notice of the extension to the claimant prior to the expiration of the original 90-day period. If the claim is denied, the Manager shall notify the claimant in writing. This written notice shall:
•	state the specific reasons for the denial,
•	refer to the provisions of the Plan on which the determination is based,
•	describe any additional material or information necessary for the claimant to perfect the claim and explain why the information is necessary,
•	explain how the claimant may submit the claim for review and state applicable time limits, and
•	state the claimant's right to bring an action under section 502(a) of ERISA following an adverse determination on review.

                      10.2     Disability Claims. Claims for disability benefits under Section 5.2.3 of the Plan shall be filed in writing, within 90 days after the event giving rise to a claim, with the Company's Compensation Manager, who shall have absolute discretion to interpret and apply the Plan, evaluate the facts and circumstances, and make a determination with respect to the claim in the name and on behalf of the Company. The claim shall include a statement of all facts the Participant believes relevant to the claim and copies of all documents, materials, or other evidence that the Participant believes relevant to the claim. Written notice of the disposition of a claim shall be furnished to the Participant within 45 days after the application is filed. This 45-day period may be extended for up to two additional 30-day periods by the Compensation Manager, in his or her sole discretion, in each case for reasons beyond the Plan's control and by providing written notice of the extension to the claimant prior to the expiration of the current period. If additional information is needed from the Participant in order to make a decision on the claim, the Manager will notify the Participant of the information needed and the Participant will have 45 days to provide the requested information. If the claim is denied, the Manager shall notify the claimant in writing. This written notice shall:
•	state the specific reasons for the denial,
•	refer to the provisions of the Plan on which the determination is based,
•	describe any additional material or information necessary for the claimant to perfect the claim and explain why the information is necessary,
•	explain how the claimant may submit the claim for review and state applicable time limits,
•	if an internal rule or guideline was relied upon, state that an internal rule or guideline was relied upon and that a copy of the rule or guideline will be provided at no charge upon request,
•

if the denial is based on a medical necessity or experimental treatment exclusion, state that an explanation of the scientific or clinical judgment, applying the terms of the plan to the claimant's circumstances, will be provided at no charge upon request, and

•	state the claimant's right to bring an action under section 502(a) of ERISA following an adverse determination on review.

            11.     Claims Review Procedure.

                      11.1     In General. Any Participant, former Participant, or Beneficiary of either, who has been denied a benefit claim, other than a claim for disability benefits under Section 5.2.3 of the Plan, shall be entitled, upon written request, to access to or copies of all documents and records relevant to his or claim, and to a review of his or her denied claim. A request for review, together with a written statement of the claimant's position and any other comments, documents, records or information that the claimant believes relevant to his or her claim, shall be filed no later than 60 days after receipt of the written notification provided for in Section 10.1, and shall be filed with the Company's Compensation Manager. The Manager shall promptly inform the Company's senior human resources officer, who shall be the named fiduciary of the Plan for purposes of claim review. The senior human resources officer shall make his or her decision, in writing, within 60 days after receipt of the claimant's request for review. This 60-day period may be extended an additional 60 days if, in the senior human resources officer's sole discretion, special circumstances warrant the extension and if the senior human resources officer provides written notice of the extension to the claimant prior to the expiration of the original 60-day period. The written decision shall be final and binding on all parties and shall:
•	state the facts and specific reasons for the decision,
•	refer to the Plan provisions upon which the decision is based,
•	state that the Participant is entitled to receive at no charge and upon request reasonable access to and copies of all documents, records, and other information relevant to the claim, and
•	state the claimant's right to bring an action under section 502(a) of ERISA.

                      11.2     Disability Claims. Any Participant, former Participant, or Beneficiary of either, who has been denied a claim for Disability benefits under Section 5.2.3 of the Plan, shall be entitled, upon written request, to access to or copies of all documents and records relevant to his or claim, and to a review of his or her denied claim. A request for review, together with a written statement of the claimant's position and any other comments, documents, records or information that the claimant believes relevant to his or her claim, shall be filed with the Company's Compensation Manager no later than 180 days after receipt of the written notification provided for in Section 10.2. The Manager shall promptly inform the Company's senior human resources officer, who shall be the named fiduciary of the Plan for purposes of claim review. The senior human resources officer shall make his or her decision, in writing, within 45 days after receiving the claimant's request for review. This 45-day period may be extended an additional 45 days if special circumstances warrant the extension and if the senior human resources officer provides written notice of the extension to the claimant prior to the expiration of the original 45-day period. The written decision shall be final and binding on all parties and shall:
•	state the facts and specific reasons for the decision,
•	refer to the Plan provisions upon which the decision is based,
•	state that the Participant is entitled to receive at no charge and upon request reasonable access to and copies of all documents, records, and other information relevant to the claim,
•

indicate whether any rule, guideline, protocol or criterion was relied on in the decision and, if so, that a copy of such rule, guideline, protocol or criterion will be provided at no charge upon request,

•

if the denial is based on a medical necessity or experimental treatment exclusion, state that an explanation of the scientific or clinical judgment, applying the terms of the plan to the claimant's circumstances, will be provided at no charge upon request, and

•	state the claimant's right to bring an action under section 502(a) of ERISA.

            12.     Lawsuits, Jurisdiction, and Venue. No lawsuit claiming entitlement to benefits under this Plan may be filed prior to exhausting the claims and claims review procedures described in Sections 10 and 11. Any such lawsuit must be initiated no later than (a) one year after the event(s) giving rise to the claim occurred, or (b) 60 days after a final written decision was provided to the claimant under Section 11, whichever is sooner. Any legal action involving benefits claimed or legal obligations relating to or arising under this Plan may be filed only in Federal District Court in the city of Boise, Idaho. Federal law shall be applied in the interpretation and application of this Plan and the resolution of any legal action. To the extent not preempted by federal law, the laws of the state of Idaho shall apply.

            13.     Effective Date of Plan. This Plan shall become effective as of January 1, 2001.

EXHIBIT A

INVESTMENT ACCOUNTS

            1.      Stable Value Account. Deferred Accounts allocated to this account shall be credited, while the Participant is actively employed with the Company, with imputed interest equal to an annualized rate of interest equal to 130% of Moody's Composite Average of Yields on Corporate Bonds ("Moody's") as determined each month from Moody's Bond Record (as published by Moody's Investor's Service, Inc.) or any successor thereto, or, if such monthly report is no longer published, a substantially similar rate determined by the Company, in its sole discretion. Moody's, for purposes of this Plan, shall be based for any given month on such published rate for the immediately preceding calendar month. Upon Termination, Deferred Accounts allocated to this account shall be credited with either Moody's times 130% or with Moody's, as provided in Section 5.2 of the Plan.

            2.      Stock Unit Account (Executive Officers Only). Deferred Accounts allocated to this account shall be credited with Stock Units as though Compensation, as it is earned and deferred, had been used to purchase shares of the Company's common stock as provided in Section 4.9 of the Plan.

APPENDIX A

List of Deferred Compensation Plans/Programs Merged into

the 2001 Key Executive Deferred Compensation Plan

•	Boise Cascade Corporation 1982 Executive Officer Deferred Compensation Plan*
•	Boise Cascade Corporation 1986 Executive Officer Deferred Compensation Plan
•	Boise Cascade Corporation 1995 Executive Officer Deferred Compensation Plan
•	Boise Cascade Corporation 1987 Key Executive Deferred Compensation Plan
•	Boise Cascade Corporation 1995 Key Executive Deferred Compensation Plan
•	Boise Cascade Corporation Key Executive Performance Plan for Executive Officers (deferral option)*
•	Boise Cascade Corporation Key Executive Performance Plan for Key Executives (deferral option)*
•	Boise Cascade Office Products Corporation 1995 Executive Officer Deferred Compensation Plan
•	Boise Cascade Office Products Corporation 1995 Key Executive Deferred Compensation Plan
•	Boise Cascade Office Products Corporation Key Executive Deferred Compensation Plan
•	Boise Cascade Office Products Corporation Key Executive Performance Plan (deferral option)*
•	Boise Cascade Office Products Corporation Retention and Incentive Plan (deferral option)*

* indicates merger of plans only to extent of participant elections to transfer accrued liabilities to this Plan.

NOTE: Plan merger is effective only with respect to active employees. All rights of participants and obligations of the Company under the above-listed plans with respect to employees who have terminated employment with the Company or any subsidiary prior to January 1, 2001, shall be as described in those plans. Such former employees shall not be Participants in , or have any rights under, this Plan.

APPENDIX B

Boise Cascade Corporation

Form of Key Executive Deferred Compensation Deferral Election Agreement

            THIS AGREEMENT, dated _____________________, is between BOISE CASCADE CORPORATION (the "Company") and ______________________ (the "Executive"). The Company designates the Executive as a Participant in the Company's 2001 Key Executive Deferred Compensation Plan (the "Plan"), which is incorporated into this Agreement. The Company and the Executive agree as follows:

Salary Deferral Election

            1.      I, the Executive, would like to defer a portion of my 2001 Compensation [YES____] [NO____] [Initial one]. If Yes, I irrevocably elect to defer receipt of ____% (6% to _____%) of my cash Compensation otherwise payable to me commencing January 1, 2001. Note: This election will apply to your base Salary and Bonus paid during 2001 and in successive years unless you elect to change this deferral election as provided in the Plan. You will have the opportunity each year to make a different deferral election for the following year.

Bonus Deferral Election

            2.      I, the Executive, would like to defer a portion of my Bonus (KEPP, Division Incentive, and/or BCOP Retention Incentive Plan) in addition to the deferral election stated above [YES____] [NO____] [Initial one]. If Yes, I irrevocably elect to defer receipt of ____% (6% to 100%) of the Bonus, if any, otherwise payable in 2002 and following years. Note: You will have the opportunity each year to make a different bonus deferral election on bonus amounts to be paid the following year. Therefore, you may delay making this bonus election until the open enrollment period during 2001.

Company Matching Contributions

            3.      The Executive irrevocably elects to have the Company's matching SSRP allocations/contributions made to this Plan in lieu of any matching contributions/ allocations to the SSRP. [YES____] [NO____] [Initial one]

            The Company believes, but does not guarantee, that a deferral election made in accordance with the terms of the Plan is effective to defer the receipt of taxable income. The Executive has been advised to consult with his or her attorney or accountant familiar with the federal and state tax laws regarding the tax implications of this Deferred Compensation Agreement and the Plan.

            IN WITNESS WHEREOF, the parties have entered into this Agreement on the day first written above.
BOISE CASCADE CORPORATION	EXECUTIVE
By_____________________________	By____________________________

Boise Cascade Corporation

Form of Key Executive Deferred Compensation Distribution Election Agreement

            THIS AGREEMENT, dated ___________, is between BOISE CASCADE CORPORATION (the "Company") and ______________________ (the "Executive"). The Company has designated the Executive as a Participant in the Company's 2001 Key Executive Deferred Compensation Plan (the "Plan"), which is incorporated into this Agreement. The Company and the Executive agree as follows:

Distribution Election. This election will apply to ALL your deferred compensation with Boise Cascade with the exception of pre-2001 Deferred Bonus Accounts that you have decided NOT to roll into this Plan.

            1.      The Executive elects the following form of distribution of his or her Deferred Account balance (choose one):

____	A.	Lump-sum payment.
____	B.	Monthly installment payments over a period of ________ years (not to exceed 15 years). Payments will be approximately equal in amount.
____	C.	Other. Describe in detail below or in an attachment.

            2.      The Executive elects the following distribution beginning date (choose one):

____	A.	January 1 of the year following Termination of Employment.
____	B.	The later of age 55 or Termination of Employment.
____	C.	The later of age 65 or Termination of Employment.
____	D.	The later of __________ (date) (cannot be later than age 65) or Termination of Employment.

            3.      If the Executive dies before his or her distributions from the Plan begin, the Company will pay the Executive's designated beneficiary the Deferred Account balance as (choose one):

____	A.	Lump-sum payment.
____	B.	Monthly installment payments over a period of _______years (not to exceed 15 years). Payments will be approximately equal in amount.
____	C.	Other. Describe in detail below or in an attachment.

            4.      If the Executive dies after installment payments have begun, the Company will pay the Executive's designated beneficiary (choose one):

____	A.	Lump sum of the remaining Deferred Account balance.
____	B.	The remaining installment payments.

            IN WITNESS WHEREOF, the parties have entered into this Agreement on the day first written above.
BOISE CASCADE CORPORATION	EXECUTIVE
By_____________________________	By____________________________

Boise Cascade Corporation

Form of Deferred Bonus Consolidation Election

            THIS ELECTION, dated _____________________, is made by __________________ (the "Executive"). The Company has designated the Executive as a Participant in the Company's 2001 Key Executive Deferred Compensation Plan (the "Plan"), under which this Election is made. Under the terms of the Plan, the Executive may elect to transfer existing account balances under the deferral option of the Company's Key Executive Performance Plans to this Plan.

Deferred Bonus Consolidation Election

            I hereby elect to transfer my Deferred Bonus Account(s) to my Deferred Account under the Plan. I acknowledge that all rights with respect to the Deferred Bonus Account(s) under the terms of the Key Executive Performance Plan(s) will be null and void and that my rights with respect to the deferred compensation represented by those account balances will be governed exclusively by the terms and conditions of the Plan, including but not limited to the distribution election I make or have made under the Plan.

            [YES____] [NO____] [Initial one]

            The Executive has executed this Election on the day first written above.
EXECUTIVE
By______________________________

Boise Cascade Office Products Corporation

Form of Deferred Bonus Consolidation Election

            THIS ELECTION, dated _____________________, is made by __________________ (the "Executive"). The Company has designated the Executive as a Participant in the Company's 2001 Key Executive Deferred Compensation Plan (the "Plan"), under which this Election is made. Under the terms of the Plan, the Executive may elect to transfer existing account balances under the deferral option of the Company's Key Executive Performance Plans and/or Retention Incentive Plan to this Plan.

Deferred Bonus Consolidation Election:

            I hereby elect to transfer my Deferred Bonus Account(s) to my Deferred Account under the Plan. I acknowledge that all rights with respect to the Deferred Bonus Account(s) under the terms of the Key Executive Performance Plan(s) will be null and void and that my rights with respect to the deferred compensation represented by those account balances will be governed exclusively by the terms and conditions of the Plan, including but not limited to the distribution election I make or have made under the Plan.

            [YES____] [NO____] [Initial one]

Deferred Retention Incentive Consolidation Election:

            I hereby elect to transfer my Deferred Retention Incentive Account to my Deferred Account under the Plan. I acknowledge that all rights with respect to the Deferred Retention Incentive Account under the terms of the Boise Cascade Office Products Key Executive Retention and Incentive Plan will be null and void and that my rights with respect to the deferred compensation represented by those account balances will be governed exclusively by the terms and conditions of the Plan, including but not limited to the distribution election I make or have made under the Plan.

            [YES____] [NO____] [Initial one]

            The Executive has executed this Election on the day first written above.

EXECUTIVE
By______________________________